UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 31, 2016

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 32nd Fl New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On May 31, 2016, Chimera Investment Corporation (the “Company”, “we”, “us”), through a wholly-owned subsidiary, acquired and simultaneously securitized seasoned residential mortgage loans with an unpaid principal balance of approximately $3.5 billion.  The mortgage loans were acquired from an unaffiliated financial institution and have similar credit characteristics to the mortgage loans underlying the CIM 2016-1 securitization completed on April 29, 2016.

The mortgage loans were securitized in two identical transactions:  CIM 2016-2 and CIM 2016-3.  Securities with an aggregate balance of approximately $3.0 billion were sold in a private placement to institutional investors. The senior securities issued by the securitizations represented approximately 70% of the respective capital structures and had an initial coupon of 2.94%.  We retained subordinate interests in securities issued in the securitizations, including the eligible horizontal residual interests, with an aggregate balance of approximately $537 million.  Chimera also retained an option, with respect to each securitization, to call the related outstanding notes of such securitization at any time beginning in May 2020.  We funded the purchase of the retained interests with available cash, the proceeds from the sale of approximately $1.9 billion, by principal balance, of Agency mortgage-backed securities, and recourse financing.  As a result of these transactions and the previously announced CIM 2016-1 securitization, we expect our total leverage to increase from 4.0:1 as of March 31, 2016 to 5.2:1 and our total recourse leverage to decrease from 2.6:1 as of March 31, 2016 to 2.3:1.  Substantially all of the retained interests in the securities in CIM 2016-1, CIM 2016-2, and CIM 2016-3 are subject to the holding requirements under the credit risk retention rules.  In addition, we expect to realize aggregate expenses in the second quarter related to these three transactions of approximately $13 million.  We also expect our total GAAP assets to increase by a net of approximately $3 billion, after the sale of the Agency mortgage-backed securities, as the mortgage loans underlying these three securitizations will be consolidated on our balance sheet.

* * *

On May 31, 2016, the Company issued a press release announcing the two securitizations.  A copy of the press release is being furnished hereto as Exhibit 99.1.

Disclaimer

This filing includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; risks associated with our securitization transactions, including increases in our leverage;  the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that the financial information in this filing is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.

Item 9.01  Financial Statements and Exhibits

            (d)     Exhibits

   99.1      Press Release issued by the Company dated May 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	May 31, 2016